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                                                                   EXHIBIT 8(iv)

                                 FIRST AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                             OPPENHEIMERFUNDS, INC.
                                       AND
                   AMERICAN GENERAL ANNUITY INSURANCE COMPANY


         THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of November 25, 1998, amends the Participation Agreement dated as of November 23, 1998 (the "Agreement"), among, American General Annuity Insurance Company (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 of the Agreement, as may be amended from time to time by mutual consent (the "Account"), Oppenheimer Variable Account Funds (the "Fund") and OppenheimerFunds, Inc. (the "Adviser").

         WHEREAS, the Fund, the Adviser and the Company desire to describe with more specificity Indemnification in the Agreement; and

         WHEREAS, the Agreement may only be amended from time to time by mutual consent of the Fund, the Adviser and the Company thereto.

         NOW THEREFORE, in consideration of their mutual promises, the Fund, the Adviser and the Company amend the Agreement as follows:

1.       ARTICLE IX, as set forth below, shall be added to the Agreement.

         ARTICLE IX.       Indemnification

                      9.1  Indemnification By The Company

         9.1(a) The Company agrees to indemnify and hold harmless the Fund and each director of the Board and officers (collectively, the ?Indemnified Parties? for purposes of this Section 9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund?s shares or the Contracts and:

         (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or advertisements or sales literature for the Contracts (or any amendment or



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                  supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged amazon to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or advertisements or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

         (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 9.1 (b) and 9.1 (c) hereof.

         9.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or dudes under this Agreement or to the Fund, whichever is applicable.

         9.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or


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other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate. at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         9.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

         9.2    Indemnification by the Adviser

         9.2(a) The Adviser agrees to indemnify and hold harmless the Company and the principal underwriter for the Contracts and each of their respective directors and officers and the principal underwriter for the Contracts and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or advertisements or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or



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         (ii)     arise out of or as a result of statements or representations
                  (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, Adviser or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

         (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Section 817(h) of the Internal Revenue Code (the "Code") and Treasury Regulation 1.817-5 and any amendments or other modifications to such Section or Regulation, or to qualify as a regulated investment company under Subchapter M of the Code); or

         (v) arise out of or result from any material breach of any representation or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Adviser; as limited by and in accordance with the provisions of Section 9.2(b) and 9.2(c) hereof.

         9.2(b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

         9.2(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any



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such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser?s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         9.2(d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

         9.3    Indemnification By the Fund

9.3(a) The Fund agrees to indemnify and hold harmless the Company and the principal underwriter for Contracts and each of their respective directors and officers and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act (collectively, the ?Indemnified Parties? for purposes of this Section 9.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

         (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Section 817(h) of the Code and Treasury Regulation 1.817-5 and any amendments or other modifications to such Section or Regulation, or to qualify as a regulated investment company under Subchapter M of the
                  Code); or

         (ii) arise out of or result from any material breach of any representations or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

         9.3(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against



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on Indemnified Party as such may arise from such Indemnified Party?s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party?s duties or by reason of such Indemnified Party?s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Adviser or each Account, whichever is applicable.

         9.3(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent). but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         9.3(d) The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.



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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative on the 25th day of November, 1998.




                                          AMERICAN GENERAL ANNUITY
                                          INSURANCE COMPANY


                                          By:   /s/ ILLEGIBLE
                                             ---------------------------------
                                          Title:    Vice President
                                                ------------------------------
                                          Date:     3/8/99
                                               -------------------------------


                                          OPPENHEIMER VARIABLE ACCOUNT
                                          FUNDS


                                          By:   /s/ ILLEGIBLE
                                             ---------------------------------
                                          Title:    Vice President & Secretary
                                                ------------------------------
                                          Date:     3/12/99
                                               -------------------------------



                                          OPPENHEIMERFUNDS, INC.


                                          By:  /s/ ILLEGIBLE
                                             ---------------------------------
                                          Title:   Executive Vice President
                                                ------------------------------
                                          Date:    3/12/99
                                               -------------------------------



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